Exhibit 10.2

CORPORATE GUARANTY AND SURETYSHIP

THIS CORPORATE GUARANTY AND SURETYSHIP (“Guaranty”), made as of the date set forth on the signature page hereof, is by and between Xplore Technologies Corp., a Delaware corporation  (the “Guarantor”) and DSCH CAPITAL PARTNERS, LLC, a Texas limited liability company, d/b/a FAR WEST CAPITAL (“FWC”).

R E C I T A L S:

WHEREAS, Xplore Technologies Corporation of America (the “Company”) and FWC have entered into an Accounts Receivable Purchasing Agreement of even date hereof (as amended from time to time, the “Agreement”) pursuant to which FWC will purchase certain accounts receivable billed to customers of the Company (“Accounts Receivable”) on the basis of, and in reliance upon, the representations, warranties and covenants of the Company contained in the Agreement; and

WHEREAS, as a condition precedent to the obligation of FWC to enter into the Agreement and to purchase Accounts Receivable pursuant thereto, FWC requires that the Guarantor shall have entered into this Guaranty, guaranteeing the performance by the Company of the representations, warranties and covenants of the Company in the Agreement and the payment and performance by the Company of its other obligations under the Agreement.

NOW, THEREFORE, in order to induce FWC to enter into the Agreement and to purchase Accounts Receivable pursuant thereto, and in consideration thereof and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, it is agreed as follows:

W I T N E S S E T H:

1.                                      Liabilities of Guarantor.  The Guarantor hereby absolutely and unconditionally guarantees (a) the accuracy and completeness of the Company’s representations and warranties in the Agreement, and the prompt and complete performance by the Company of the Company’s covenants and obligations in the Agreement, (b) the prompt and complete payment and performance of all other discounts, expenses and obligations of any nature that shall become due or owing to FWC by the Company under the Agreement or pursuant to any modification or amendment thereof, and (c) any reasonable costs or expenses incurred by FWC in enforcing any of the foregoing (collectively, the “Obligations”).  This Guaranty extends until all Obligations have been paid in full.  Payments to be made by the Guarantor hereunder may be required by FWC on any number of occasions.

2.                                      Costs of Enforcement.  The Guarantor shall pay to FWC forthwith upon demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by FWC in enforcing its rights under this Guaranty.

3.                                      Waiver of Right of Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor will not exercise any rights of FWC against the Company by way of subrogation, reimbursement or indemnity, and shall have no right of recourse to any assets or property of the Company held for the payment and performance of its Obligations, until such time as all Obligations have been satisfied and the Agreement has been terminated.  If there is more than one Guarantor, each Guarantor agrees not to seek contribution from any other Guarantor until all the Obligations shall have been paid in full and the Agreement has been terminated.  If any amount shall nevertheless be paid to the Guarantor, in contravention of this Section 3, such amount shall be held in trust for the benefit of FWC and shall forthwith be paid to FWC to be credited and applied to the Obligations, whether matured or not matured.  The provisions of this Section shall survive termination of this Guaranty.

4.                                      Waiver.  The Guarantor hereby assents, to the extent permitted by law, to all the terms and conditions of the Obligations and waives: (a) notice of acceptance of this Guaranty and all notice of the creation, extension or accrual of any Obligations; (b) presentment, demand for payment, notice of dishonor and protest; (c) any requirement of diligence or promptness on the part of FWC in the enforcement of its rights under the provisions of the Agreement or any related document; (d) any requirement that FWC take any action whatsoever against the Company or any other party or file any claim in the event of the bankruptcy of the Company; or (e) failure of FWC to protect, preserve, or resort to any collateral.  The waivers set forth in this Section shall be effective notwithstanding the fact that the Company ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

5.                                      Consent.  The Guarantor hereby consents that from time to time, and without further notice to or consent of the Guarantor, FWC may take any or all of the following actions without affecting the liability of the Guarantor: (a) extend, renew, modify, compromise, settle or release the Obligations; (b) release or compromise any liability of any party or parties with respect to the Obligations; (c) release its security interest in the collateral or exchange, surrender or otherwise deal with the collateral as FWC may determine; or (d) exercise or refrain from exercising any right or remedy of FWC.

6.                                      Obligations of Guarantor Unconditional.  The obligations of the Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Obligation or any instrument or agreement evidencing the same or relating thereto or any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor.  The obligations of the Guarantor hereunder shall not be discharged except by complete payment or performance of the Obligations and the liabilities of the Guarantor hereunder.

7.                                      Notices.  All notices and other communications hereunder shall be deemed given when delivered or deposited in the mails, and sent first class, certified mail with postage prepaid, and if to a party hereto addressed as set forth beneath its name at the foot hereof unless a party shall give notice of a different address in the manner provided herein.

8.                                      Payment Due Date.  The Guarantor will within five (5) days from date of notice from FWC of the Company’s failure to pay any of the Obligations when due, pay to FWC the amount due and unpaid by the Company.  The failure of FWC to give notice shall not in any way release the Guarantor hereunder.

9.                                      Survival of Agreement.  This Guaranty shall inure to the benefit of and be binding upon the Guarantor and FWC and their respective heirs, successors and assigns, including any subsequent holder or holders of any Obligations, and the term “FWC” shall include any such holder or holders whenever the context permits.

10.                               Independent Obligation.  FWC may proceed against the Guarantor under this Guaranty without first proceeding against the Company, against any other surety or any other person or any security held by FWC and without pursuing any other remedy.  It is expressly agreed that the liability of the Guarantor for the payment of the Obligations secured hereby shall be primary and not secondary.

11.                               Governing Law and Venue.  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.  For purposes of any suit relating to this Guaranty, the Guarantor and FWC submit themselves to the jurisdiction of any court sitting in the State of Texas and further agree that venue in any suit arising out of this Guaranty shall be fixed in Williamson County, Texas.  Final judgment in any suit shall be conclusive and may be enforced in any jurisdiction within or without the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of such liability.

12.                               Entire Agreement.  This Guaranty represents the entire agreement between the parties with respect to the subject matter contained herein, and may not be amended or modified except by written instrument executed by the Guarantor and FWC.  This Guaranty supersedes and replaces any prior agreement among the parties, oral or written with respect to the subject matter hereof.  No representations, whether oral or written, are being relied upon which are not expressly set forth in this Guaranty or in the Agreement.  The parties recognize that any oral representations and prior written representations are “merged” into this Guaranty and the Agreement, and no reliance can be placed thereon.

13.                               No Interest Paid in Excess of Permitted Amounts.  Should a court of competent jurisdiction rule that any consideration paid hereunder is in fact or in law to be treated as interest, in no event shall the Guarantor be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreements, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel the Guarantor to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law.  Also in such event, FWC may “spread” all charges characterized as interest over the entire term of all transactions with the Guarantor or the Company and will refund to the Company or the Guarantor the excess of any payments made over the highest lawful rate.  It is the intention of the parties hereto that in the construction and interpretation of this Guaranty, the foregoing sentence shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.

IN WITNESS WHEREOF, this Guaranty has been executed as of the date first above written.

GUARANTOR:

Xplore Technologies Corp.

By:	/s/Michael J. Rapisand
Name:	Michael J. Rapisand
Title:	Chief Financial Officer
Date:	December 10, 2009
Address:	14000 Summit Drive, Suite 900
Austin, TX 78728

FWC:
DSCH Capital Partners, LLC, d/b/a Far West Capital

By:	/s/Brian Center
Name:	Brian Center
Title:	Chief Operating Officer
Date:	December 10, 2009
Address:	715 Discovery Blvd., Suite 214
Cedar Park, TX 78613